Bullion Monarch Mining Announces Record Revenue for Q2

Orem, Utah – November 11, 2009 - Bullion Monarch Mining Inc.(OTCBB: BULM) is pleased to announce record quarterly revenue of $1,446,040 for its second quarter ended October 31, 2009 compared to $863,440 for the second quarter of 2008. The results mark a 67% increase in revenues for the second quarter of 2009 over the second quarter of 2008.

The revenue result is primarily attributable to an increase in production at Newmont Mining Corporation’s Leeville mine where Bullion Monarch Mining holds a royalty. Bullion’s President Don Morris stated, “We are fortunate to be in the enviable position of benefiting from both Newmont’s production increase and record gold prices. These revenues have allowed us to remain virtually debt free while investing in property, technology and exploration on other promising projects.”

Bullion Monarch Mining, Inc. (www.bullionmm.com) is a publicly traded (OTCBB:BULM) natural resource company with mining interests in gold, silver and oil shale.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

These forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements about: our market opportunity; revenue generation; our strategies; competition; expected activities and expenditures as we pursue our business plan; the adequacy of our available cash resources; our ability to acquire properties on commercially viable terms; challenges to our title to our properties; operating or technical difficulties in connection with our exploration and development activities; currency fluctuations; fluctuating market prices for precious and base metals; the speculative nature of precious and base metals exploration and development activities; environmental risks and hazards; governmental regulations; and conduct of operations in politically and economically less developed areas of the world.

Many of these contingencies and uncertainties can affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements made by or on behalf of us. Forward-looking statements are not guarantees of future performance. These cautionary statements qualify all of the forward-looking statements made in this press release. Specific reference is made to our most recent annual report on Form 10-K and other filings made by us with the U. S. Securities and Exchange Commission for more detailed discussions of the contingencies and uncertainties enumerated above and the factors underlying the forward-looking statements. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U. S. Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the Public Reference Room by calling the U. S. Securities and Exchange Commission at 1-800-SEC-0330. The U. S. Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers like us that file electronically with the U. S. Securities and Exchange Commission at http://www.sec.gov/.

We disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy or sell any security.

Investor Contact Information

Rob Morris

Bullion Monarch Mining

robmorris@bullionmm.com

(801) 426-8111

Press Contact Information

Joseph M. Morris

AJ Sterling Consulting

ajsterling@myway.com

435-669-3855

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